UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 15, 2012

Yinfu Gold Corp.

(Exact Name of Registrant as Specified in Charter)

    _       Wyoming                                        333-152242                                   20-8531222

(State or Other Jurisdiction                 (Commission File Number)                (IRS Employer

      of Incorporation)                                                                                           Identification No.)

713 Prudential Tower, The Gateway, Harbour City, 21 Canton Road,

Tsimshatsui, Kowloon, Hong Kong

 (Address of Principal Executive Offices) (Zip Code)

 852 2251 1695

Registrant’s telephone number, including area code

 (Former Name or Former Address

if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

A. Previous Independent Accountants

On May 25, 2012, the then Board of Directors of Yinfu Gold Corporation, (the “Company”) accepted the resignation of the Company’s Auditor. Parker Randall CF (H.K.) CPA Limited, Chartered Accountants. The Company engaged Parker Randall on August 9, 2010.

As of the filing of the Form 8-K disclosing the resignation of Parker Randall dated June 15, 2012, the Company requested that Parker Randall furnish it with a letter addressed to the SEC stating whether or not it agreed with certain statements made in that Form 8-K. As of the date of the current filing, Parker Randall has failed to submit the letter as required by the SEC. Instead, the Company has received several letters from an attorney for Parker Randall. The latest such letter is filed as Exhibit 99.1

B. New Independent Accountants

On July 19, 2012 the Company formally engaged Malone Bailey LLP (“Malone Bailey”) as its independent registered public accounting firm.

No consultations occurred between the Company and Malone Bailey during the period commencing August 9, 2010 and ending May 25, 2012, regarding either (i) the application of accounting principles to a specific completed or contemplated transaction, the type of audit opinion that might be rendered regarding the Company’s financial statements, or other information provided that was an important factor considered by the Company in reaching a decision as to an accounting, auditing, or financial reporting issue, or (ii) any matter that was either the subject of disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions or a reportable event requiring disclosure pursuant to Item 304(a)(1)(iv) of Regulation S-K.

Malone Bailey is in the process of completing its formal client acceptance procedures and has accepted the engagement as the Company’s independent registered public accounting firm as of July 19, 2012.

Item 9.01 Financial Statements and Exhibits

Exhibit No. Description

99.1 Letter to Yinfu Gold Corporation from Cham & Company, legal counsel to Parker Randall dated July 16, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 23, 2012

YINFU GOLD CORPORATION

/s/ Tsap Wai Ping
Tsap Wai Ping
President, Chief Executive Officer, Director